Exhibit 10.5

SHARES PLEDGE AGREEMENT

BY AND AMONG

CHUANGXIANG NETWORK TECHNOLOGY (SHENZHEN) LIMITED

AND

JIYING LI

HUIBIN SU

CHAORAN ZHANG

April 20, 2017

SHARES PLEDGE AGREEMENT

(Translation Copy)

THIS SHARES PLEDGE AGREEMENT (this “Agreement”), is entered into as of the 20th day of April, 2017 in Shenzhen, the Peoples Republic of China (the PRC)

By and among

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Entity Registration Number: 440300MA5DAEP93

Registered Address: Room 201, Building A, 1 Qianwan Road 1, Qianhai Deep Harbor Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)

Legal Representative: Jiyin Li

Party B: Jiyin Li

(China) Citizen ID Number: 410203198712131555

Address: No. 12 Building 5, Dirun Road 2, Jinshui District, Zhenzhou City, China

Party C: Huibin Su

(China) Citizen ID Number: 440781198001200210

Address: Room 503, Huanyuan Street 5, Haizhu District, Guangzhou City, China

Party D: Chaoran Zhang

(China) Citizen ID Number: 440112197809270019

Address: Room 503, Huajin Road 72, Tianhe District, Guangzhou City, China

(Party A, Party B, Party C and Party D individually being referred to as a Party and collectively the Parties).

WHEREAS

1.	Party A is a validly registered wholly foreign owned entity in the People’s Republic of China (“P.R. China” or “China”) , duly incorporated and in a good standing;

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2.	Shenzhen Chuangxiang Network Technology Limited (the “Company”) is a validly registered limited liability company under PRC law, duly incorporated and in good standing;

3.	Party B, Party C and Party D are the total shareholders (collectively, the “Shareholders”) of the Company, holding 60%, 20% and 20% of issued and outstanding shares of Company, respectively, representing 100% equity interest of the Company in aggregate;

4.	Party A and the Company entered into an Exclusive Technology Consulting Service Agreement on April 20, 2017;

5.	Party A, the Shareholders and the Company entered into a Business Operation Management Agreement on April 20, 2017;

6.	Party A, the Shareholders and the Company entered into an Exclusive Purchase Option Agreement on April 20, 2017;

7.	To ensure the performance of the Exclusive Technology Consulting Service Agreement, the Business Operation Management Agreement and the Exclusive Purchase Option Agreement and Party A’s legal rights and interests thereunder, the Shareholders (hereinafter, the “Pledgors”) agree to pledge all their shares of the Company to Party A (hereinafter, the “Pledgee”) as a security interest of the agreements set forth herein above.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, do hereby agree as follows:

ARTICLE 1: DEFINITIONS

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	Pledge means the full content of Article 2 hereunder.

1.2	Shares means the shares in the Company respectively held by the Pledgors including the rights and benefits underlying to be realized at any time.

1.3	The Agreements mean the Exclusive Technology Consulting Service Agreement, the Business Operation Management Agreement and the Exclusive Purchase Option Agreement.

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1.4	Event of Default means any event in accordance with Article 7 hereunder.

1.5	Notice of Default means the notice of default issued by the Pledgee in accordance with this Agreement.

ARTICLE 2: PLEDGE

2.1	The Pledgors assign, convey to the Pledgee, for its benefit, a pledge over and security interest in all of their respective shares in the Company to secure all and any rights and privileges that the Pledgee is entitled to under each of the Agreements.

2.2	In order to avoid any indoubtness, despite of the disappearance of party of the Secured Indebtedness, the Pledgors assign, convey to the Pledgee, for its benefit, a pledge over and security interest in all of their respective Shares in Kewen Dangdang as a security of the remaining part of the Secured Indebtedness in accordance with the provisions of this Agreement.

2.3	The scope of the security interest under this Agreement including all payables of any fees (including legal fee), expenses, losses, interests, indemnification, liquidated damages, compensation incurred by the Pledgors and/or the Company to the Pledgee in connection with each of the Agreement of the Pledgors and the obligations of the Company and the Pledgors in default of each of the Agreement in full or in part by any cause.

2.4	Except prior written consent of the Pledgee, the Pledge and the Pledgors shall not be released until the Company and the Pledgors have completed fulfilled their obligations under each of the Agreements and such fulfilled has been confirmed by the Pledgee in written. Within the effective period of this Agreement, in case that the Pledgee exercise the Option and therefore obtains all or part of the shares, the relative Pledge over that part of Share disappear in proportion as of the execution date of the Shares transfer and the shares pledged by the Pledgors reduce in the same proportion.

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ARTICLE 3: THE EFFECTIVENESS AND TERM OF PLEDGE

3.1	The effectiveness of this Agreement

This Agreement shall become valid upon the execution by the respective duly authorized representatives of the Parties and take effect upon the registration of the Pledge on the shareholder book of the Company. The Pledge set forth in this Agreement shall take effect upon the registration with the relevant Industry and Commerce Bureau of PRC or other applicable regulatory authority.

3.2	During the term of the Pledge, the Pledgee is entitled to exercise the rights under the Pledge if the Pledgors and/or the Company fails to perform or fulfill their obligations under the Business Operation Management Agreement and the Exclusive Purchase Option Agreement.

3.3	The Pledgee can terminate this Agreement by a written notice at least 30 days in advance of the termination.

ARTICLE 4: POSSESSION AND PERFECTION OF PLEDGE DOCUMENTS

4.1	Each Pledgor shall deliver as security to the Pledgees within 15 business days of the execution of this Agreement or on an earlier date agreed by all parties, the original copy of all certificates representing the pledged shares owned by such Pledgor and proof of registration of the Pledge on the shareholder book of the Company. Each Pledgor shall promptly register the Pledge with relevant regulatory authority as required by the applicable China laws and regulations.

4.2	In the event that there is a change in the Pledge or to the security interest created hereunder requiring a change of the registration of the Pledge, the Pledgors and the Company shall complete such registration within 5 business days of the occurrence of such event and delivery the documents evidencing such registration to the Pledgee.

4.3	During the term of the Agreement, the Pledgors shall instruction the Company not to pay any dividends, distribution bonuses, or any other payments which they would otherwise be authorized to receive and retain as shareholders; if the Pledgors have received any dividends, distribution bonuses, or any other payments which they would otherwise be authorized to receive and retain as shareholders; they shall instruction the Company to transfer the proceeds (in cash value of any distribution) to the bank account designated by the Pledgee and the Pledgors are not allowed to accept any such distribution without the written consent of Party A.

4.4	During the term of this Agreement, any increased equity interest due to the subscription of increased registered capital of the Company (the “New Shares”) by each Pledgor shall be automatically be added into the Pledge and such Pledgor shall complete the relevant registration of the Pledge in the New Shares with the regulatory authority. If such Pledgor cannot complete the registration promptly as set forth in this paragraph, the Pledgee shall be entitled to exercise or cause to be exercised the same, the Pledge immediately in accordance with Section 8 of this Agreement.

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ARTICLE 5: REPRESENTATIONS AND WARRANTIES OF THE PLEDGORS

Each Pledgor hereby represents and warrants to the Pledgee, for the benefit of the Pledgee, and to confirm that the Pledgor’s reliance on such representations and warranties to enter into and perform its obligations under this Agreement, as follows:

5.1	Each Pledgor has legal title to the Pledged Collateral of such Pledgor. Each Pledgor has all power, statutory and otherwise, to execute and deliver this Agreement, to perform their obligations hereunder and to subject the Collateral Shares to the security interest created hereby.

5.2	At any time during the period from the execution of this Agreement to the Pledgee exercises the rights hereunder pursuant to Article 2.4 of this Agreement, there will be no legal and valid intervene or other third party’s claim when the Pledges exercises or causes it exercised the same, Pledge granted by this Agreement.

5.3	The Pledgee has the right to exercise the Pledge in compliance with the relevant China law and regulation and as set forth in this Agreement.

5.4	The Pledgor has all appropriate civil rights, powers and capabilities, to execute and deliver this Agreement, to perform their obligations hereunder.

5.5	The pledged shares are not subject to any right entitlement, obligations, securities interest, or otherwise granted to any third party (including but not limited to pledge).

5.6	No Pledge pledged by each Pledgor is subject to any pending civil, regulatory or criminal litigation or regulatory proceedings or arbitration, and will not be subject to any foregoing civil, regulatory or criminal litigation or regulatory proceedings or arbitration.

5.7	No Pledge pledged by each Pledgor is subject to any unpaid tax payable, expense payable or any pending legal proceedings.

5.8	Each Pledgor confirms the terms of this Agreement accurately reflects its true intention and agrees to the legal binding effect of this Agreement.

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ARTICLE 6: COVENANTS AND UNDERTAKINGS OF THE PLEDGORS

6.1	Each Pledgor hereby covenants, that during the term of this Agreement, such Pledgors shall:

6.1.1	not transfer the pledged shares, or grant or allow to grant any third party any lien, securities interests or other rights on the pledged shares unless consented by the Pledgee in writing except for the transfer of the pledged shares to a designed party by the Pledgee.

6.1.2	comply with the relevant law and regulation of PRC and notify the Pledgee within 5 business days of the receipt of any notice, order or guidance from the relevant regulatory authority and respond in accordance with the reasonable instructions given by Party A.

6.1.3	promptly notify the Pledgee of occurrence of any event or receipt of any notice that may substantially change the obligations of such Pledgor under this Agreement or materially adversely affect the performance of such Pledgor under this Agreement and act in accordance with the reasonable instructions given by the Pledgee.

6.2	Each Pledgor agrees and warrants that there will be no restrictions, intervene or interruption in any form by such Pledgor, or the estate of such Pledgor, or the assignee of such Pledgor when the Pledgee exercises or claims Pledge hereunder.

6.3	Each Pledgor consents to the Pledgee that, to the extent necessary to ensure the perfections of the Pledge and the performance of the obligations of such Pledgor and/or the Company under this Agreement, it will amend the articles of incorporation and/or bylaws of the Company; execute or cause to execute any certificate, agreement and/or instrument with any party to act under the Pledgee’s instructions to provide convenience for the Pledgee to exercise its rights; execute documents with the Pledgee or its designed party to transfer the pledged shares; and deliver the appropriate document evidencing the Pledgee’s security interest in the Pledge within a reasonable period.

6.4	Each Pledgor confirms to the Pledgee that such Pledgor shall comply with and execute all the representations, warranties, agreements and covenants contained herein for the interest of the Pledgee. Such Pledgor agrees to indemnify any damage, loss caused by its default of its representations, warranties, agreements and covenants herein.

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ARTICLE 7: EVENT OF DEFAULT

7.1	The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1.1	Failure to perform its obligation under any Agreement by the Company, the Pledgors or their successors or assignees.

7.1.2	The Pledgors make any material misleading or fraudulent representations and warranties in Article 5 of this Agreement, or covenants in Articles 6 of this Agreement being or becoming materially inaccurate, and/or the Pledgors are in violation of any warranties or covenants under Article 5 or Article 6 herein, as the case may be.

7.1.3	The Pledgors violate any terms and conditions herein;

7.1.4	The Pledgors abandon or transfer its pledged shares without the prior written consent of the Pledgee except in accordance with the terms set forth in Article 6.1.1;

7.1.5	The Pledgors’ any external loan, security, compensation, covenants or any other compensation liabilities (1) are required to be repaid or performed prior to the scheduled due date; or (2) are due but can not be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgors’ capacity to perform the obligations herein has been impacted;

7.1.6	The Pledgors are incapable of repaying general debts or other debts which impacts the rights and interests of the Pledgee;

7.1.7	This Agreement is illegal for the reason of the promulgation of the related laws or the Pledgors' incapability of continuing to perform the obligations herein;

7.1.8	Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are withdrawn, suspended, invalidated or materially amended;

7.1.9	The properties of the Pledgors are adversely changed and cause the Pledgee to deem that the capability of the Pledgors of performing the obligations herein has been impacted;

7.1.10	Other circumstances whereby the Pledgors are incapable of exercising the right to dispose of the Pledge in accordance with the related laws.

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7.2	The Pledgors shall give written notice to the Pledgee if the Pledgors are aware of or find that any event under Article 7.1 herein or any events that may result in the foregoing events have happened.

7.3	Unless the event of default under Article 7.1 herein has been solved to the Pledgee's satisfaction, the Pledgee, at any time when the event of default happens or thereafter, may give written notice of default to the Pledgors and require the Pledgors to immediately dispose of the Pledge in accordance with the applicable laws of PRC. If the Pledgors or the Company have not corrected the default or make necessary remedy, the Pledgee can exercise the right of the Pledge in accordance with Article 8 of this Agreement.

ARTICLE 8: EXERCISE OF THE RIGHT OF THE PLEDGE

8.1	Except for the written consent of the Pledgee, the Pledgors shall not transfer the pledged shares before the complete fulfillment of their respective obligations under this Agreement;

8.2	The Pledgee shall give notice of default to the Pledgors when the Pledgee exercises the right of Pledge in accordance with Article 7.3 of this Agreement.

8.3	Subject to Article 7.3, the Pledgee may exercise the right to dispose of the right of Pledge at any time when the Pledgee give notice of default in accordance with Article 7.3 or thereafter.

8.4	The Pledgee is entitled to transfer or assign full or a portion of the pledged shares herein in accordance with legal procedure or compensated with a priority during the auction or sale of the pledged shares.

8.5	The Pledgors shall not hinder the Pledgee from disposing of the Pledge in accordance with this Agreement and shall give necessary assistance so that the Pledgee can realize the Pledge.

ARTICLE 9: TRANSFER OR ASSIGNMENT

9.1	The Pledgors shall not transfer their rights and obligations herein to a third party without prior written consent from the Pledgee.

9.2	This Agreement shall be effective and binding upon the successors of each of the Pledgors and the Pledgee and the assignees as designated by the Pledgee.

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9.3	The Pledgee can transfer any or assign all or part of its rights and interests under the Agreements to any designated third party. The Transferee is entitled to the equal rights and interests as the Pledgee on the pledged shares transferred. The Pledgors shall execute the transfer agreement and/or other document at the request of the Pledgee.

9.4	After the Pledgee is changed for the reason of the transfer or assignment, the parties to the changed Pledge shall execute the pledge agreement and the Pledgors shall be responsible for related registration (with applicable regulatory authority).

ARTICLE 10: FEES AND OTHER EXPENDITURE

10.1	Each Party will bear its own fees and other expenditure in relation to this Agreement including but not limited to legal fees, costs, stamp tax and any other taxes and charges.

ARTICLE 11. FORCE MAJEURE

11.1	Force Majeure means any of the events beyond the reasonable control of one party, and even under the attention of the affected party, any of the events is still unavoidable, including but not limited to, acts of government, the forces of nature, fire, explosion, geographic variation, storms, floods, earthquakes, tidal, lightning or war. However, the insufficient credit, fund or financing shall not be considered as events beyond the reasonable control of one party. The affected party shall promptly notify the other party the occurrence of the force majeure.

11.2	If the performance of either Party’s obligation under this Agreement is delayed, prevented, restricted, or interfered with by reason of force majeure as set forth in Article 11.1 herein, the Party so affected shall be excused from such performance to the extent of such delay, prevention, restriction or interference. The Party so affected shall use reasonable efforts to reduce or eliminate the impact of force majeure and perform the delayed or interfered obligations. Once force majeure is eliminated, the Parties agree to use respective best efforts to per this Agreement.

11.3	The Parties shall bear the respective loss and damages caused by force majeure.

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ARTICLE 12: GOVERNING LAW AND DISPUTE SETTLEMENT

12.1	The execution, validity, interpretation, performance and the dispute resolution of this Agreement shall be governed by the laws of PRC (for the purpose of this Agreement, the laws of PRC limits to the laws of the main land China and excludes the laws of Hong Kong, Macau or Taiwan).

12.2	Any disputes arising from or relating to this Agreement shall be resolved through consultation by the Parties. In case of a failure to reach an agreement through consultations within thirty (30) days, each Party can submit the disputes to the China International Economics & Trade Arbitration Commission Huanan Branch for arbitration in accordance with its Arbitration Rules in effect at the time of the arbitration. The arbitration shall be held in Shenzhen. The arbitral award shall be final and binding upon the Parties.

ARTICLE 13: NOTICE

Unless otherwise designated by the other Party, any notices of other correspondences among the Parties in connection with the performance of this Agreement shall be delivered in person, by personal delivery, certified mail, pre-stamped mail, express mall or facsimile to the following correspondence addresses:

Party A	Chuangxiang Network Technology (Shenzhen) Limited
Address	Room 201, Building A, 1 Qianwan Road 1, Qianhai Deep Harbor Cooperation Zone (sharing offices with Shenzhen Qianhai Commerce Secretary Limited)
Facsimile:
Telephone
Attention

Party B	Jiyin Li
Address
Facsimile:
Telephone
Attention

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Party C	Huibin Su
Address
Facsimile
Telephone
Attention

Party D	Chaoran Zhang
Address
Facsimile
Telephone
Attention

ARTICLE 14: CONFIDENTIALITY

No party to this Agreement shall publicize, divulge or disclose any information regarding this Agreement, the transaction under this Agreement, unless that (1) disclosure is required by applicable laws or rules of any stock exchange; (2) information has been made publicly known without the default of any party; (3) disclosure is made to its shareholder, legal counsel, accountant financial advisor or other professional; or (4) the other party gives a written consent in advance.

ARTICLE 15: EXHIBITS

Exhibits to this Agreement constitute a valid part of this Agreement and shall be included for its integrity.

ARTICLE 16: WAIVER

The failure or delay of a Party to exercise any rights, power or privilege under this Agreement shall not be treated as a waiver of its rights. Any exercise of any right, power or privilege in part or in full as set forth in this Agreement shall not be traded as the exclusion to other right, power or privilege. The rights and remedies in the event of the default set forth in this Agreement do not exclude any rights, remedies or power granted by as applicable laws of PRC.

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ARTICLE 17: MISCELLENOUS

17.1	This Agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and sealed by the Pledgors and the Pledgee hereto.

17.2	This Agreement sets forth the fair and reasonable agreements among the Parties based on equal and value consideration. If any article of this Agreement is not valid or cannot be fulfilled due to conflict with any law of PRC, it does not impact the effectiveness and the force of other articles of this Agreement.

17.3	The Shareholders represent that in the event there is a change of the Shareholder or its ownership in share of the Company due to any reason (including but not limited to bankruptcy, divorce, death, etc.), this Agreement is legally binding to the Shareholder’s inherits or transferees and subject any shares held by the inherits or the transferees which shall be treated as the successor party to this Agreement.

17.4	This Agreement shall be executed in five (5) copies. Each has the same legal effect with one (1) copy for the registration with the applicable regulatory authority.

[THE REMAINDER OF THIS PAGE IS ITENTIONALLY LEFT BLANK]

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[EXECUTION PAGE]

SIGNED and SEALED by

For and on behalf of

Party A: Chuangxiang Network Technology (Shenzhen) Limited

Legal Representative: Jiyin Li

SIGNED by

Party B: Jiyin Li

SIGNED by

Party C: Huibin Su

SIGNED by

Party D: Chaoran Zhang

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Exhibits:

1.	Shareholder List of the Company;
2.	Proof of Capital Contribution of Shareholders

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Shenzhen Chuangxiang Network Technology Limited

Shareholder List

As the date of _____, 2017

Name of Shareholder	ID Number	Capital Contribution	Amount of registered capital (RMB)	Amount of capital contribution (RMB)	% of capital contribution	Certificate number of the capital contribution	Note
Jiyin Li	410203198712131555	cash	3 Million	3 Million	60%	001	Pledged to Chuangxiang Network Technology (Shenzhen) Limited on __, 2017
Huibin Su	440781198001200210	cash	3 Million	3 Million	20%	002	Pledged to Chuangxiang Network Technology (Shenzhen) Limited on __, 2017
Chaoran Zhang	440112197809270019	cash	3 Million	3 Million	20%	003	Pledged to Chuangxiang Network Technology (Shenzhen) Limited on __, 2017

Sealed by the company: Shenzhen Chuangxiang Network Technology Limited

Legal Representation: /s/ Jiyin Li

Date: April 20, 2017

Shenzhen Chuangxiang Network Technology Limited

Certificate of Capital Contribution

(Number: 0001)

Shenzhen Chuangxiang Network Technology Limited (the “Company”) was incorporated on August 14, 2015 and was validly registered with Shenzhen Market Supervision Bureau (registration number 44030034988710X5). It is current registered capital is RMB 5 million.

Jiyin Li, a shareholder of the Company (PRC ID number: 410203198712131555) has agreed to contribute the capital of RMB 3 million representing 60% of the Company’s registered capital and injected the fund in accordance with the articles of incorporation of the Company. The Company hereby issues this certificate certifying his capital contribution.

Sealed by

Shenzhen Chuangxiang Network Technology Limited

April 20, 2017

Shenzhen Chuangxiang Network Technology Limited

Certificate of Capital Contribution

(Number: 0002)

Shenzhen Chuangxiang Network Technology Limited (the “Company”) was incorporated on August 14, 2015 and was validly registered with Shenzhen Market Supervision Bureau (registration number 44030034988710X5). It is current registered capital is RMB 5 million.

Huibin Su, a shareholder of the Company (PRC ID number: 440781198001200210) has agreed to contribute the capital of RMB 1 million representing 20% of the Company’s registered capital and injected the fund in accordance with the articles of incorporation of the Company. The Company hereby issues this certificate certifying his capital contribution.

Sealed by

Shenzhen Chuangxiang Network Technology Limited

April 20, 2017

Shenzhen Chuangxiang Network Technology Limited

Certificate of Capital Contribution

(Number: 0003)

Shenzhen Chuangxiang Network Technology Limited (the “Company”) was incorporated on August 14, 2015 and was validly registered with Shenzhen Market Supervision Bureau (registration number 44030034988710X5). It is current registered capital is RMB 5 million.

Chaoran Zhang, a shareholder of the Company (PRC ID number: 440112197809270019) has agreed to contribute the capital of RMB 1 million representing 20% of the Company’s registered capital and injected the fund in accordance with the articles of incorporation of the Company. The Company hereby issues this certificate certifying his capital contribution.

Sealed by

Shenzhen Chuangxiang Network Technology Limited

April 20, 2017

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